Exhibit 99.5

Capitalized terms used but not defined in this Exhibit 99.5 shall have the meanings ascribed to them in the Original Report or this Amendment No. 2 to which this Exhibit 99.5 is attached.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Merger

Advantage Interco and Conyers Park are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions (as defined in the Proxy Statement). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

On September 7, 2020, Advantage Interco, Conyers Park, Merger Sub, and Topco entered into the Merger Agreement, pursuant to which, among other things, Merger Sub merged into and with Advantage Interco on October 28, 2020 (the “Closing”), with Advantage Interco surviving as a wholly owned subsidiary of Conyers Park. At the Closing, (i) Topco, the sole stockholder of Advantage Interco, received 203,750,000 shares of Class A common stock, at a deemed value of $10.00 per share, excluding the 5,000,000 Performance Shares issued to Topco which remain subject to forfeiture unless and until vesting upon the achievement of a market performance condition described further in the Proxy Statement and (ii) the 11,250,000 shares of Class B common stock, par value $0.0001 per share, held by the Sponsor, that automatically converted to shares of Class A common stock.

In connection with the entry into the Merger Agreement, Conyers Park also entered into the Subscription Agreements with certain investors (the “PIPE Investors”), pursuant to which, among other things, Conyers Park agreed to issue and sell in a private placement shares of Class A common stock for a purchase price of $10.00 per share. The PIPE Investors, other than the Sponsor and the Advantage Sponsors and their affiliates, have agreed to purchase an aggregate of 50,000,000 shares of Class A common stock. Certain of the Advantage Sponsors or their affiliates and the Sponsor have agreed to purchase an aggregate of 20,000,000 shares of Class A common stock, and, at their sole discretion, 15,540,000 shares related to Conyers Park’s public stockholders through exercises of their redemption rights in connection with the Merger. The shares of Class A common stock purchased by the PIPE Investors in the private placement are referred to as the “PIPE Shares” and the aggregate purchase price paid for the PIPE Shares is referred to as the “PIPE Investment Amount.” The PIPE Investment (and the funding of the PIPE Investment Amount) is contingent upon and is consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements. At the Closing, the PIPE Investment was consummated, and 85,540,000 shares of Class A common stock was issued for aggregate gross proceeds of $855.4 million.

In connection with the Merger, Advantage Sales & Marketing Inc. (“ASM”), an indirect wholly-owned subsidiary of the Company entered into the New Senior Secured Credit Facilities, consisting of a $1.325 billion New Term Loan Facility and a $400.0 million New Revolving Facility. Advantage has borrowed an additional $100.0 million under the New Revolving Credit Facility and issued $775.0 million of the Notes.

At the Closing, the cash balance then existing in Conyers Park’s trust account, combined with the net proceeds of the PIPE Investment, the Notes, and the New Senior Secured Credit Facilities, was used to repay the Existing Senior Secured Credit Facilities (as defined in the Proxy Statement) and pay fees and expenses of Advantage Interco and Conyers Park in connection with the Merger.

Accounting for the Merger

The Merger is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Conyers Park is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the current stockholder of Advantage Interco, Topco, having a relative majority of the voting power of the combined entity, the operations of Advantage Interco prior to the Merger comprising the only ongoing operations of the combined entity, and senior management of Advantage Interco comprising the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Advantage Interco with the acquisition being treated as the equivalent of Advantage Interco issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park are stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Conyers Park and Advantage Interco had not had any historical relationships prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed balance sheet of Conyers Park as of September 30, 2020 with the unaudited condensed consolidated balance sheet of Advantage Interco as of September 30, 2020, giving effect to the Transactions as if they had been consummated on that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical results of Conyers Park and Advantage Interco for such periods as if the Transactions had been consummated on January 1, 2019.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

The historical unaudited condensed financial statements of Conyers Park as of and for the nine months ended September 30, 2020 included in the Quarterly Report on Form 10-Q filed by Advantage Solutions, Inc. on October 22, 2020, and the historical audited financial statements of Conyers Park as of and for the year ended December 31, 2019 included in the Annual Report on Form 10-K filed by Advantage Solutions, Inc. on March 30, 2020; and

•

The historical unaudited condensed consolidated financial statements of Advantage Interco as of and for the nine months ended September 30, 2020 included in Exhibit 99.3 of this Amendment No. 2, and the historical audited consolidated financial statements of Advantage Interco as of and for the year ended December 31, 2019, included in the Proxy Statement.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Advantage Interco” for the nine months ended September 30, 2020 included in Exhibit 99.4 of this Amendment No. 2, and for the year ended December 31, 2019, incorporated by reference in the Current Report on Form 8-K filed on November 3, 2020.

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Transactions.

The unaudited condensed combined pro forma financial information excludes the potential effects of 5,000,000 Performance Shares issued to Topco at Closing, which remain subject to vesting and forfeiture. The Performance Shares will vest, if at all, if the closing price for the Class A common stock equals or exceeds $12.00 per share (subject to adjustments for any cash or in-kind dividend paid on the Class A common stock or other split or consolidation of the Class A common stock) for any period of 20 trading days out of 30 consecutive trading days during the five-year period after the Closing. Topco will not have the right to vote the Performance Shares unless and until the vesting condition for the Performance Shares is achieved. We believe the potential impact of the Performance Shares is not factually supportable as of the date of this Amendment No. 2.

The unaudited pro forma condensed combined financial information has been prepared assuming the following:

•	The issuance of 70,000,000 shares of Class A common stock in the PIPE Investment, including 20,000,000 shares to certain of the Advantage Sponsors or their affiliates and the Sponsor;

•	The redemption of 32,114,818 shares of Class A common stock at a redemption price of $10.06 per share approximated based on the trust account figures as of September 30, 2020;

•	The election by certain of the Advantage Sponsors or their affiliates and the Sponsor to purchase 15,540,000 shares of Class A common stock at a price of $10.00 per share, and;

•	The borrowing of $1.325 billion under the New Term Loan Facility, the issuance of $775.0 million of the Notes, and the borrowing of $100.0 million under the New Revolving Credit Facility by ASM.

After giving effect to the redemption of 32,114,818 shares of Class A common stock in connection with the Merger and the Transactions, as set forth above, Topco holds 203,750,000 shares of Class A common stock and certain of the Advantage Sponsors or their affiliates (excludes the 5,000,000 Performance Shares issued to Topco, which remain subject to vesting and forfeiture) and the Sponsor directly hold 35,540,000 shares of Class A common stock immediately after the Closing. Topco, the Advantage Sponsors or their affiliates and the Sponsor hold approximately 79.94% of Class A common stock as of such time. A summary of pro forma ownership of Class A common stock is as follows:

Common Ownership	Number of Shares	% Ownership
Topco(1)	203,750,000	65.01%
Public stockholders	12,885,182	4.11%
PIPE Investors - Non-affiliated holders	50,000,000	15.95%
PIPE Investors – the Sponsor, Advantage Sponsors and their affiliates	35,540,000	11.34%
Founder Shares – the Sponsor and pre-closing Conyers Park directors(2)	11,250,000	3.59%

Total shares outstanding (1)(3)	313,425,182	100.00%

(1)

Excludes the 5,000,000 Performance Shares issued to Topco under the Merger Agreement, which remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco is not able to vote or sell such shares.

(2)	Includes 100,000 shares of Conyers Park Class B common stock held by members of the Conyers Park board of directors prior to the Closing and converted into Class A common stock upon the Closing.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different. The unaudited pro forma condensed combined financial information is based upon currently available information, estimates, and assumptions that management believes are reasonable as of the date hereof.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AS OF SEPTEMBER 30, 2020

(in thousands)	Conyers Park	Advantage Interco	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$515	$486,396	$(335,702	) a	$151,209
Restricted cash	—	17,429	—		17,429
Accounts receivable	—	553,584	—		553,584
Prepaid expenses and other current assets	432	125,409	1,231	k	127,072

Total current assets	947	1,182,818	(334,471)		849,294
Marketable securities held in Trust Account	453,742	—	(453,742	) c	—
Property and equipment, net	—	85,069	—		85,069
Goodwill	—	2,153,855	—		2,153,855
Other intangible assets, net	—	2,489,465	—		2,489,465
Investments in unconsolidated affiliates	—	113,804	—		113,804
Other assets	—	76,348	4,924	k	81,272

Total assets	$454,689	$6,101,359	$(783,289)		$5,772,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$26,170	$(12,920	) d	$13,250
Accounts payable	4,621	171,321	(4,621	) b	171,321
Accounts payable - related party	248	—	(248	) b	—
Accrued compensation and benefits	—	157,436	(3,144	) l	154,292
Other accrued expenses	—	110,314	(1,148	) e	109,166
Deferred revenues	—	49,762	—		49,762

Total current liabilities	4,869	515,003	(22,081)		497,791
Long-term debt, net of current portion	—	3,287,349	(1,176,994	) d	2,110,355
Deferred underwriting commissions	15,750	—	(15,750	) f	—
Deferred income tax liabilities, net	—	502,891	—		502,891
Other long-term liabilities	—	148,396	—		148,396

Total liabilities	20,619	4,453,639	(1,214,825)		3,259,433

Commitments
Class A common stock	429,070	—	(429,070	) h	—
Stockholders’ Equity
Class A common stock	0	—	32	i	32
Class B common stock	1	—	(1	) i	—
Additional paid in capital	6,591	2,339,141	913,053	g	3,258,785
Retained earnings (accumulated deficit)	(1,592)	(768,458)	(52,478	) j	(822,528)
Loans to Topco	—	(6,320)	—		(6,320)
Accumulated other comprehensive loss	—	(8,500)	—		(8,500)

Total equity attributable to stockholders	5,000	1,555,863	860,606		2,421,469
Nonredeemable noncontrolling interest	—	91,857	—		91,857

Total stockholders’ equity	5,000	1,647,720	860,606		2,513,326

Total liabilities and stockholders’ equity	$454,689	$6,101,359	$(783,289)		$5,772,759

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Conyers Park	Advantage Interco	Pro Forma Adjustments		Pro Forma Combined
(in thousands except share and per share data)
Revenues	$—	$2,305,284	$—		$2,305,284
Cost of revenues (exclusive of depreciation and amortization shown separately below)	—	1,881,979	—		1,881,979
Selling, general, and administrative expenses	5,440	133,480	(4,891	) l	134,029
Recovery from Take 5	—	(7,700)	—		(7,700)
Depreciation and amortization	—	177,513	—		177,513

Total expenses	5,440	2,185,272	(4,891)		2,185,821

Operating (loss) income	(5,440)	120,012	4,891		119,463
Interest income	1,705	436	(1,705	) m	436
Interest expense	—	151,994	(46,147	) d	105,847

Income (loss) before income taxes	(3,735)	(31,546)	49,333		14,052
Income tax expense (benefit)	327	(8,714)	10,360	n	1,973

Net income (loss)	(4,062)	(22,832)	38,973		12,079
Less: net loss attributable to noncontrolling interest	—	331	—		331

Net income (loss) attributable to stockholders	$(4,062)	$(23,163)	$38,973		$11,748

Weighted average shares outstanding of Class A common stock	45,000,000		268,425,182	o	313,425,182	o

Basic and diluted net income (loss) per share, Class A common stock	$0.01				$0.04	o

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Conyers Park	Advantage Interco	Pro Forma Adjustments		Pro Forma Combined
(in thousands except share and per share data)
Revenues	$—	$3,785,063	$—		$3,785,063
Cost of revenues (exclusive of depreciation and amortization shown separately below)	—	3,163,443	—		3,163,443
Selling, general, and administrative expenses	379	175,373	(934	) l	174,818
Depreciation and amortization	—	232,573	—		232,573

Total expenses	379	3,571,389	(934)		3,570,834

Operating (loss) income	(379)	213,674	934		214,229
Interest income	3,579	926	(3,579	) m	926
Interest expense	—	233,003	(87,647	) d	145,356

Income (loss) before income taxes	3,200	(18,403)	85,002		69,799
Income tax expense	731	1,353	17,849	n	19,933

Net income (loss)	2,469	(19,756)	67,153		49,866
Less: net income attributable to noncontrolling interest	—	1,416	—		1,416

Net income (loss) attributable to stockholders	$2,469	$(21,172)	$67,153		$48,450

Weighted average shares outstanding of Class A common stock	45,000,000		268,425,182	o	313,425,182	o

Basic and diluted net income per share, Class A common stock	$0.05				$0.15	o

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Transactions had been consummated on September 30, 2020 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019, in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information have been prepared assuming the following methods of accounting in accordance with GAAP.

The Merger is accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Advantage Interco with the acquisition being treated as the equivalent of Advantage Interco issuing stock for the net assets of Conyers Park, accompanied by a recapitalization. The net assets of Conyers Park are stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Amendment No. 2 and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Adjustments and assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the unaudited pro forma financial statements are as follows:

(a)	Represents the assumed pro forma adjustments to cash upon the Closing:

(in thousands)
PIPE Investment Amount(1)	$855,400
Cash released from Conyers Park’s trust account	453,742	c
Proceeds from new borrowings under the New Term Loan Facility and issuance of the Notes	2,100,000	d
Assumed debt issuance costs of New Senior Secured Credit Facilities and the Notes	(85,910	) d
Repayment of Existing First Lien Term Loans and Existing Second Lien Term Loans (as defined in the Proxy Statement), including $1,148 of accrued interest	(3,209,271	) d, e
Retirement of Existing AR Facility (as defined in the Proxy Statement)	(120,000	) d
Transaction fees and expenses(2)	(46,719	) g
Outstanding underwriting commissions incurred by Conyers Park in connection with the Conyers Park’s initial public offering that were deferred until the Closing	(15,750	) f
Transaction bonuses including anniversary payments to the CEO of Advantage and termination of Management Incentive Plan (as defined in the Proxy Statement) upon the Closing	(39,250	) j, k
Settlement of certain Conyers assets and liabilities upon the Closing	(4,869	) b
Class A common stock redemption	(323,075)
New Revolving Facility - drawn portion	100,000

Pro forma adjustments	$(335,702)

(1)	Reflect the proceeds from the 85,540,000 PIPE Shares issued at $10.00 per share price to the PIPE Investors in connection with the Closing.
(2)

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

(b)	Represents the settlement of certain Conyers Park liabilities upon the Closing:

(in thousands)
Accounts payable	$4,621
Accounts payable - related party	248

Pro forma adjustment	$4,869	a

(c)

Represents the reclassification of the marketable securities held in Conyers Park’s trust account to cash and cash equivalents to liquidate these investments and make the funds available for general use by Advantage Interco upon the Closing.

(d)	Represents the assumed pro forma adjustments to long-term debt upon the Closing:

(in thousands)
Proceeds from New Term Loan Facility and the Notes	$2,100,000
Repayment of Existing First Lien Term Loans and Existing Second Lien Term Loans(1)	(3,190,159)
Retirement of Existing AR Facility	(120,000)
Deferred financing fees on New Term Loan Facility and the Notes	(79,755)
Proceeds from the New Revolving Credit Facility	100,000

Net change to long-term debt	(1,189,914)
Pro forma adjustment to current portion of long-term debt	(12,920)

Pro forma adjustment to long-term debt, net of current portion	$(1,176,994)

(1)	Includes payment of $1.1 million for accrued interest made in connection with a repayment of the Existing First Lien Term Loans, Existing Second Lien Term Loans and Existing AR Facility.

The adjustments to interest expense for the nine months ended September 30, 2020 and year ended December 31, 2019 resulting from the New Senior Secured Credit Facilities and the Notes is determined as follows:

(in thousands, excluding interest rates)	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
Interest expense from New Term Loan Facility, assuming an interest rate of 6.0%	$55,325	$78,272
Interest expense from the Notes, at an interest rate of 6.5%	38,411	50,935

Interest expense from New Term Loan Facility and the Notes	$93,736	$129,207

New Revolving Facility - available portion	$300,000	$300,000
Commitment fees on New Revolving Credit Facility – available portion	0.375%	0.375%
New Revolving Facility - drawn portion	$100,000	$100,000
Assumed interest rate on New Revolving Credit Facility - drawn portion	2.750%	2.750%

Interest on New Revolving Credit Facility	$2,906	$3,875

Total interest rate expense	$96,642	$133,082
Amortization of deferred financing fees	9,205	12,274
Less: Advantage Interco’s historical interest expense	(151,994)	(233,003)

Pro forma adjustment	$(46,147)	$(87,647)

ASM has borrowed $1.325 billion aggregate principal amount of the New Term Loan Facility, net of estimated issuance costs of $60.1 million in connection with the Merger. The New Term Loan facility will mature in seven years and accrue interest at LIBOR (which is subject to the 0.75% floor applicable to the New Term Loan Facility), plus an applicable margin of 5.25%. Principal payments equal to 0.25% of the original principal amount will be due quarterly, assuming no advance repayment is made. Assumed deferred financing costs of $60.1 million will be amortized over the remaining term of the loan.

ASM also borrowed $775.0 million of the Notes, which will mature in eight years and accrue interest at a fixed rate payable semi-annually of 6.50%. There are no amortization payments prior to the scheduled maturity of the Notes, assuming the optional redemption right is not exercised. Assumed deferred financing costs of $19.7 million will be amortized over the remaining term of the Notes.

Additionally, in connection with the Merger, ASM entered into a New Revolving Credit Facility that provides for a $400.0 million facility that matures in five years and accrues interest at LIBOR (which is subject to the 0.50% floor applicable to the New Revolving Credit Facility), plus an applicable margin of 2.25% and commitment fees of up to 0.375% for any amounts available to borrow. ASM borrowed $100.0 million at an assumed interest rate of 2.75%.

The pro forma adjustments reflect interest expense of $58.2 million and $82.1 million from the New Term Loan Facility and the New Revolving Credit Facility for the nine months ended September 30, 2020 and December 31, 2019, respectively, based on an assumed per annum interest rate. As the actual aggregate principal amount and the per annum interest rate may be different than the assumed amount, a change in the aggregate principal amount or the per annum interest rate may result in annual interest expense that is significantly different than the pro forma annual interest expense. For each 0.125% increase (or decrease) in the actual interest rate, interest expense for nine months ended September 30, 2020 and the year ended December 31, 2019 and, would increase (or decrease) by approximately $1.2 million and $1.7 million, respectively, based on the assumed principal amount borrowed.

(e)    Represents the pro forma adjustments to remove accrued interest of $1.1 million related to the repayment of the Existing First Lien Term Loans, the Existing Second Lien Term Loans and Existing AR Facility.

(f)	Represents the pro forma adjustments to remove the deferred underwriter commissions paid upon the Closing.

(g)	Represents the pro forma adjustments to APIC:

(in thousands)
Elimination of Conyers Park’s historical accumulated deficit	$(1,592	) j
Conversion of Conyers Park’s redeemable Class A common stock to permanent equity, net of redemption, net of common stock, at a par value of $0.0001 per share	$105,994	h, i
Issuance of PIPE Shares, net of common stock, at par value of $0.0001 per share	$855,391	a, i
Transaction fees and expenses	$(46,719	) a
Issuance of Class A common stock, at par value of $0.0001 per share to Topco	$(21	) i

Pro forma adjustment, net of common stock, at par value of $0.0001 per share	$913,053

(h)	Represents the redemption and the automatic conversion on a one-for-one basis of the outstanding redeemable Class A common stock of Conyers Park to permanent equity.

(i)	Represents the pro forma adjustments to Class A common stock, at par value of 0.0001 per share, of the combined entity:

(in thousands)
Conversion of Conyers Park Class B common stock into Class A common stock	$1
Conversion of redeemable Class A common stock to permanent equity, net of redemption	1
Issuance of PIPE Shares issued	9
Issuance of Class A common stock issued to Topco	21

Pro forma adjustment	$32

(j)

Represents the elimination of Conyers Park’s historical accumulated deficit with a corresponding adjustment to APIC, write-off of $18.0 million deferred financing fees related to repayment of Existing First Lien Term Loans and Existing Second Lien Term Loans, and $36.1 million of transaction bonuses, including anniversary payments to the CEO of Advantage and termination of Management Incentive Plan upon the Closing, net of $3.1 million of retention bonuses accrued.

(k)	Represents deferred financing fees paid in connection with the New Revolving Credit Facility.

3.	Adjustments and assumptions to the Unaudited Pro Forma Condensed Combined Statements of Operations

(l)

Represents the elimination of (i) the anniversary payments to the CEO of Advantage (thereafter, there will be no future anniversary payments owed to the CEO of Advantage), and (ii) the retention incentive bonus under the Management Incentive Plan (thereafter there will be no future payment obligations under the Management Incentive Plan).

(m)	Represents the elimination of the historical interest income earned on marketable securities held in Conyers Park’s trust account.

(n)	Represents the pro forma adjustment for income taxes, applying the U.S. federal corporate income tax rate of 21.0%.

(o)

Represents the pro forma adjustments for basic and diluted weighted average shares of common stock outstanding and earnings per share. Refer to the table below for the calculation of the pro forma weighted average shares of common stock outstanding and pro forma earnings per share.

	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019
(in thousands, except share and per share amounts)
Numerator
Net income	$11,748	$48,450

Denominator
Topco(1)	203,750,000	203,750,000
Public stockholders	12,885,182	12,885,182
PIPE Investors - Non-affiliated holders	50,000,000	50,000,000
PIPE Investors – the Sponsor, Advantage Sponsors and their affiliates	35,540,000	35,540,000
Founder Shares - the Sponsor and pre-closing Conyers Park directors(2)	11,250,000	11,250,000

Basic and diluted weighted average shares of common stock outstanding(1)(2)(3)	313,425,182	313,425,182

Earnings per share
Basic and diluted	$0.04	$0.15

(1)

Excludes the 5,000,000 Performance Shares issued to Topco under the Merger Agreement, which remain subject to vesting upon satisfaction of a market performance condition after the Closing, and until vesting Topco is not able to vote or sell such shares.

(2)	Includes 100,000 shares of Conyers Park Class B common stock held by the members of the Conyers Park board of directors prior to the Closing and converted into Class A common stock upon the Closing.
(3)	Excludes the outstanding 18,583,333 warrants to purchase Class A common stock, as such securities are not exercisable until 30 days after the Closing.